SCHEDULE 14C INFORMATION

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ] Preliminary Information Statement

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LFG INTERNATIONAL, INC.

(Name of registrant as Specified in its Charter)

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LFG INTERNATIONAL, INC.

15321 Main Street, Suite 102

PO Box 5000, PMB 152

Duvall, WA 98019

NOTICE OF SHAREHOLDER ACTION BY WRITTEN

CONSENT ON OR ABOUT FEBRUARY 6, 2006

This Information Statement, which is being provided to shareholders on or about February 6, 2006, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act, as amended, by LFG International, Inc. (the "Company").

To the Shareholders:

Notice is hereby given that the holders of a majority of the outstanding shares of the Company's common stock have acted by written consent to approve the following actions:

Removal of Kosta Stefanos Liapis as a member of the Board of Directors.

Only shareholders of record at the close of business on February 6, 2006 are being given notice of the Action by Written Consent. Since the actions above have been approved by a majority of the outstanding shares of our voting stock, no proxies were or are being solicited.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter described herein.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Sincerely,

/s/ Lyle Durham

Lyle Durham

CEO

LFG INTERNATIONAL, INC.

INFORMATION STATEMENTS

GENERAL INFORMATION

General

This information is being provided to the shareholders of LFG International, Inc., a Nevada corporation (the "Company"), in connection with the action by written consent of the holders of a majority of the Company's issued and outstanding shares, in lieu of a special meeting, to remove Kosta Stefanos Liapis, approved by the Board of Directors on February 6, 2006.

Record Date and Voting Securities

Only shareholders of record at the close of business on February 6, 2006 are entitled to notice of the action taken, as described herein. On September 30, 2005, the Company had outstanding 1,004,526 shares of common stock, $0.001 par value, each of which was entitled to one vote.

On February 6, 2006, the holders of a majority of the Company's voting power approved the removal of Kosta Stefanos Liapis.

This Information Statement was first provided to the Company's shareholders on or about February 6, 2006.

PROPOSAL ONE

REMOVAL OF A MEMBER OF THE BOARD OF DIRECTORS

Management has requested the removal of Kosta Stefanos Liapis as a member of the Board of Directors. Mr. Liapis lives outside of the United States and is no longer able to take part in Board activities. There have been no disagreements between Mr. Liapis and the corporation.

No Dissenters' Rights: Pursuant to the Nevada Revised Statues, the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this change in the Board of Directors. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of January 1, 2006, regarding the Company's Common Stock owned of record or beneficially by (i) each person known to the Company who owns beneficially 5% or more of the Company's Common Stock; (ii) each of the Company's directors; and (iii) all officers and directors as a group.

Name of Beneficial Owner	Nature of Affiliation	Shares of Common Stock Beneficially Owned (1)	Percentage of Shares of Common Stock Beneficially owned
Triantafyllos Groumoutis	President, CFO, Director	82,500	8.2%
George Giannopoulos	Director	82,500	8.2%
Nick Beretanos	Director	92,500	8.2%
John Mantas	Shareholder	82,500	8.2%
London (UK) Ltd.	Shareholder	98,278	9.8%
Directors and Officers as a Group (2)		0	0%

Based on 1,004,526 shares issued and outstanding of the Company's common stock as of January 1, 2006

.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

LFG's Executive officers do not currently receive any compensation from LFG for their services as corporate officers. LFG's directors have not and currently do not receive any compensation from LFG for their service as corporate directors.

Individual	Capacity in Which Served	Compensation
		Fiscal Year	Salary	Bonus	Other
Lyle Durham	CEO	2004 2005	None None	None None	None None
Kosta Stefanos Liapis	Director	2004 2005	None None	None None	None None

By the Order of the Board of Directors

                                             LFG INTERNATIONAL, INC.

Date: February 24, 2006         By: Lyle Durham

                                         Lyle Durham, CEO, Director